Exhibit 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

News Release
For Immediate Release

PrivateBancorp, Inc. Declares quarterly cash dividend

CHICAGO, September 2, 2008 --- PrivateBancorp, Inc. (Nasdaq:PVTB) announced that its board of directors declared a quarterly cash dividend of $0.075 per share payable on September 30, 2008 to stockholders of record on September 16, 2008.  This dividend is unchanged from the prior quarterly dividend of $0.075 per share.